EXHIBIT 21

SUBSIDIARIES OF CMGI, INC.

As of October 8, 2004

Name	Jurisdiction of Organization
Maktar Limited	Ireland
CMGI Asia Limited	Hong Kong
Lippri Limited	Ireland
CMG Securities Corporation	Massachusetts
CMG @ Ventures Capital Corp.	Delaware
CMG @ Ventures Securities Corp.	Delaware
CMG @ Ventures, Inc.	Delaware
CMG @ Ventures I, LLC	Delaware
CMG @ Ventures II LLC	Delaware
CMG @ Ventures III, LLC	Delaware
CMGI @ Ventures IV, LLC	Delaware
CMG @ Ventures Expansion, LLC	Delaware
@Ventures V, LLC	Delaware
Modus Media, Inc.	Delaware
ModusLink Corporation	Delaware
SalesLink Corporation	Delaware
Pacific Direct Marketing Corp.	California
SalesLink Mexico Holding Corp.	Delaware
SalesLink de Mexico S De RL De CV	Mexico
SalesLink Servicios S De RL De CV	Mexico
InSolutions Incorporated	Delaware
On-Demand Solutions, Inc.	Massachusetts
SL Supply Chain Services International Corp.	Delaware
CMGI France S.A.S.	France
SalesLink Electronics Supplies and Services (Suzhou) Co., Ltd.	China
SalesLink Hungary KFT	Hungary
SalesLink International B.V.	Netherlands
SalesLink International UK LTD.	Scotland
Logistix Holdings Europe Limited	Ireland
SalesLink Solutions International Ireland Ltd.	Ireland
SalesLink International (Singapore) Pte. Ltd.	Singapore
SalesLink International (Malaysia) Sdn. Bhd.	Malaysia
Modus Media International France S.A.S.	France
Modus Media International Angers S.A.S.	France
Modus Media International Packaging Limited Liability Company	Hungary
Modus Media International (Ireland) Limited	Delaware
Modus Media International Ireland (Holdings)	Ireland
Modus Media International Dublin	Ireland
Modus Media International Kildare	Ireland
Modus Media International Fulfillment Services Europe	Ireland
Modus Media International Financial Services Limited	Ireland
Lieboch Limited	Ireland
Modus Media International Documentation Services (Ireland) Ltd.	Delaware
Modus Media International B.V.	Netherlands
Modus Media International Limited	UK
Modus Media International Leinster Unlimited	BVI
Modus Media International Pte. Ltd.	Singapore
Modus Media International Taiwan CD Services Limited	Taiwan
Modus Media International (Hong Kong) Pte. Ltd.	Hong Kong

Name	Jurisdiction of Organization
Modus Media International (M) Sdn. Bhd.	Malaysia
Modus Media International Software (Shenzhen) Co. Ltd.	China
Modus Media International (Shanghai) Co. Ltd.	China
Modus Media International Electronic Technology (Shenzhen) Company Limited	China
Modus Media International Electronic Technology (Shanghai) Co. Ltd.	China
Modus Media International Software (Kunshan) Co. Ltd.	China
Modus Korea LLC	Korea
Modus Media International Digital Integrated Supply Chain Services Pte. Ltd.	Singapore
Modus Media Japan KK	Japan
Modus Media International S.A. de C.V.	Mexico
Sol Holdings, Inc.	Delaware
Sol Services S.A. de C.V.	Mexico
Modus Media International Limitada	Brazil